EXHIBIT 23.2


                            [LETTERHEAD]



      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated February 6, 2002, relating to the consolidated financial statements of American Career Centers, Inc. and Subsidiary appearing in the American Career Centers, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 15, 2002.

We also consent to the references to our firm under the caption "Experts" in the prospectus that is contained in the foregoing registration statement.



				/s/ Weinberg & Company, P.A.
				WEINBERG & COMPANY, P.A.
				Certified Public Accountants

Boca Raton, Florida
April 5, 2002